Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Debbie Mitchell	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	debbie.mitchell@cardinalhealth.com		sally.curley@cardinalhealth.com
CARDINAL HEALTH REPORTS STRONG Q4 AND RECORD FISCAL YEAR-END NON-GAAP OPERATING EARNINGS RESULTS
Company Points to Progress on Strategic Priorities as it Provides Fiscal 2016 Outlook

•	33 percent increase in non-GAAP[1] operating earnings to $611 million for the fourth quarter

•	16 percent growth to record $2.5 billion in non-GAAP operating earnings for fiscal 2015

•	20 percent increase in non-GAAP diluted earnings per share from continuing operations to $1.00 for the fourth quarter

•	14 percent increase in non-GAAP diluted earnings per share from continuing operations to $4.38 for fiscal 2015

•	Fiscal 2016 outlook for non-GAAP diluted earnings per share raised to $4.85 to $5.05, or 11 to 15 percent growth in FY2016
DUBLIN, Ohio, July 30, 2015 - Cardinal Health today reported fourth-quarter fiscal year 2015 revenues of $27.5 billion, an increase of 20 percent, and non-GAAP diluted earnings per share (EPS) from continuing operations of $1.00, an increase of 20 percent. Non-GAAP operating earnings increased 33 percent to $611 million. On a GAAP basis, operating earnings increased 44 percent to $558 million, and diluted EPS from continuing operations increased 29 percent to $0.88.
Fiscal year 2015 revenues increased 13 percent to $102.5 billion, and non-GAAP diluted EPS from continuing operations increased 14 percent to $4.38. Non-GAAP operating earnings increased 16 percent to $2.5 billion. On a GAAP basis, operating earnings and diluted EPS from continuing operations for fiscal year 2015 were $2.2 billion and $3.61, respectively, an increase of 15 percent and 7 percent, respectively, from the prior fiscal year.
"We finished our fiscal year 2015 with a very strong fourth quarter, capping off an outstanding year. During fiscal 2015, we had record non-GAAP operating earnings, achieved excellent growth in revenues and non-GAAP EPS, and generated $2.5 billion in cash flow," said George Barrett, chairman and chief executive officer of Cardinal Health.
"It was also a year of meaningful strategic initiatives, including: operationalizing Red Oak Sourcing, our generic sourcing venture with CVS Health; agreeing to acquire The Harvard Drug Group, which reinforces our position in generic drugs and telemarketing; and acquiring Metro Medical, which enhances the position of our fast-growing Specialty Solutions group," Barrett added. "We also combined forces with Henry Schein to serve office-based medical practices; enhanced our 'at Home' platform to expand the product portfolio; and, took a major step forward in our physician preference item portfolio with the planned acquisition of Cordis. At the same time, we were able to return $1.5 billion to shareholders through dividends and share repurchases.
"We look forward to fiscal year 2016 and the opportunities, enhanced by these growth drivers, to serve a health care system going through significant change," Barrett concluded.
The company raised the midpoint of its fiscal year 2016 outlook for non-GAAP diluted EPS from continuing operations, tightening the range to $4.85 to $5.05 due to its strong fiscal year 2015 performance and the momentum the company has carried into fiscal year 2016. While the company does not provide quarterly guidance, it expects financial performance to be weighted toward the second half of fiscal 2016.
In fiscal 2015, Cardinal Health generated $2.5 billion in operating cash flow and returned $1.5 billion to shareholders through dividends and share buybacks.
Q4 and Fiscal Year Summary

	Q4 FY15		Q4 FY14		Y/Y	FY15		FY14		Y/Y
Revenue	$27.5	billion	$22.9	billion	20%	$102.5	billion	$91.1	billion	13%
Operating earnings	$558	million	$387	million	44%	$2,161	million	$1,885	million	15%
Non-GAAP operating earnings	$611	million	$461	million	33%	$2,472	million	$2,133	million	16%
Earnings from continuing operations	$293	million	$234	million	25%	$1,212	million	$1,163	million	4%
Non-GAAP earnings from continuing operations	$333	million	$284	million	17%	$1,469	million	$1,324	million	11%
Diluted EPS from continuing operations	$0.88		$0.68		29%	$3.61		$3.37		7%
Non-GAAP diluted EPS from continuing operations	$1.00		$0.83		20%	$4.38		$3.84		14%

Cardinal Health

SEGMENT RESULTS
Pharmaceutical Segment
Fourth-quarter revenue for the Pharmaceutical segment increased 23 percent to $24.7 billion, due to growth from existing and new customers. Segment profit for the quarter increased 42 percent to $535 million, due to strong performance under the company's generics program, which includes the net benefit of Red Oak Sourcing, as well as growth from existing and new customers.
For the full year, revenue for the Pharmaceutical segment increased 14 percent to $91.1 billion, and segment profit increased 20 percent to $2.1 billion.

	Q4 FY15		Q4 FY14		Y/Y	FY15		FY14		Y/Y
Revenue	$24.7	billion	$20.1	billion	23%	$91.1	billion	$80.1	billion	14%
Segment profit	$535	million	$377	million	42%	$2.1	billion	$1.7	billion	20%
Medical Segment
Fourth-quarter revenue for the Medical segment increased 2 percent to $2.9 billion, due to contributions from acquisitions and growth in the Cardinal Health at Home platform, partially offset by a decline in Canada. Segment profit for the quarter increased 7 percent to $103 million, due to contributions from the strategic expansion of the company's portfolio of Cardinal Health brand products and services, which was driven by a combination of acquisitions and organic efforts, coupled with targeted cost reductions, during the past year.
For the full year, Medical segment revenue increased 4 percent to $11.4 billion, and segment profit decreased 3 percent to $433 million.

	Q4 FY15		Q4 FY14		Y/Y	FY15		FY14		Y/Y
Revenue	$2.9	billion	$2.8	billion	2%	$11.4	billion	$11.0	billion	4%
Segment profit	$103	million	$96	million	7%	$433	million	$444	million	(3)%
FY2015 SELECTED HIGHLIGHTS

•
Entered into an agreement to acquire The Harvard Drug Group, a distributor of generic pharmaceuticals, over-the-counter medications and related products to retail, institutional and alternate care customers, increasing Cardinal Health's generics scale and reach; acquisition completed July 2015

•	Entered into an agreement to acquire Cordis, a worldwide leader in cardiovascular medical products

•	Acquired the specialty distribution business of Metro Medical Supply Inc., expanding scale and deepening reach into rheumatology, oncology and nephrology segments

•
Entered into a long-term strategic agreement with Henry Schein, the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners, to provide one of the most comprehensive service and product offerings to office-based medical practices

•	Unveiled the Cardinal HealthTM negative pressure wound therapy PRO family of devices for use in the acute care setting, at discharge and in the home
Awards and Recognitions

•	Ranked #1 on the Gartner Healthcare Supply Chain Top 25 for the fourth consecutive year

•	Selected as one of Institutional Investor magazine's Most Honored Companies

•
Named one of 15 recipients of the Department of Defense 2015 Secretary of Defense Employer Support Freedom Award, the highest honor the department gives to employers for support of National Guard and Reserve employees

•	Named among the 2015 Best Companies for Leaders by Chief Executive magazine

•	Named one of the "Top 50 Companies for Executive Women" by the National Association for Female Executives and one of the Working Mother 100 Best Companies, marking repeat designation since 2012

•	Named to the Human Rights Campaign (HRC) "Best Places to Work for LGBT Equality" for third consecutive year based on ratings in HRC's 2015 Corporate Equality Index

•	Named among the National Business Group on Health Best Employers for Healthy Lifestyles Platinum Award recipients

•	Included in Becker's Healthcare 150 Great Places to Work in Healthcare 2015 listing

•	Named to the Dow Jones Sustainability Index for the ninth consecutive year

•	Designated a 2015 Top Green Company in the U.S. by Newsweek magazine
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss fourth-quarter and full-year fiscal 2015 financial results and its future outlook. To access the call and corresponding slide presentation, go to the Investors page at ir.cardinalhealth.com. Alternatively, participants can call 913.312.1448 and use passcode 5598613.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the meeting. The replay also will be available until Thursday, Aug. 6, by dialing 719.457.0820 and using passcode 5598613.

Cardinal Health

UPCOMING WEBCASTED INVESTOR EVENTS

•	FBR Second Annual Healthcare Conference on Sept. 9 at 12 p.m. Eastern in Boston

•	Baird's 2015 Healthcare Conference on Sept. 10 at 7:50 a.m. Eastern in New York

•	Morgan Stanley Global Healthcare Conference on Sept. 16 at 8:45 a.m. Eastern in New York
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $103 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #26 on the Fortune 500, Cardinal Health employs nearly 35,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investors page at ir.cardinalhealth.com. In addition, our website allows investors and other interested persons to sign up automatically to receive e-mail alerts when we post news releases, SEC filings and certain other information on our website.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the ability to achieve and maintain the benefits from the generic sourcing venture with CVS Health and from our acquisition of The Harvard Drug Group; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the ability to successfully complete the acquisition of Cordis and if completed to achieve the anticipated results from the Cordis acquisition; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of July 30, 2015. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Fourth Quarter
(in millions, except per common share amounts)	2015	2014	% Change
Revenue	$27,547	$22,894	20%
Cost of products sold	26,089	21,638	21%
Gross margin	1,458	1,256	16%

Operating expenses:
Distribution, selling, general and administrative expenses	847	795	7%
Restructuring and employee severance	11	6	N.M.
Amortization and other acquisition-related costs	91	63	N.M.
Impairments and (gain)/loss on disposal of assets	—	4	N.M.
Litigation (recoveries)/charges, net	(49)	1	N.M.
Operating earnings	558	387	44%

Other income, net	(1)	(3)	N.M.
Interest expense, net	36	33	9%
Earnings before income taxes and discontinued operations	523	357	46%

Provision for income taxes	230	123	87%
Earnings from continuing operations	293	234	25%

Earnings from discontinued operations, net of tax	2	—	N.M.
Net earnings	$295	$234	26%

Basic earnings per common share:
Continuing operations	$0.89	$0.69	29%
Discontinued operations	—	—	N.M.
Net basic earnings per common share	$0.89	$0.69	29%

Diluted earnings per common share:
Continuing operations	$0.88	$0.68	29%
Discontinued operations	—	—	N.M.
Net diluted earnings per common share	$0.88	$0.68	29%

Weighted-average number of common shares outstanding:
Basic	330	339
Diluted	333	343

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings

	Fiscal Year
(in millions, except per common share amounts)	2015	2014	% Change
	(Unaudited)
Revenue	$102,531	$91,084	13%
Cost of products sold	96,819	85,923	13%
Gross margin	5,712	5,161	11%

Operating expenses:
Distribution, selling, general and administrative expenses	3,240	3,028	7%
Restructuring and employee severance	44	31	N.M.
Amortization and other acquisition-related costs	281	223	N.M.
Impairments and (gain)/loss on disposal of assets	(19)	15	N.M.
Litigation (recoveries)/charges, net	5	(21)	N.M.
Operating earnings	2,161	1,885	15%

Other income, net	(7)	(46)	N.M.
Interest expense, net	141	133	6%
Loss on extinguishment of debt	60	—	N.M.
Earnings before income taxes and discontinued operations	1,967	1,798	9%

Provision for income taxes	755	635	19%
Earnings from continuing operations	1,212	1,163	4%

Earnings from discontinued operations, net of tax	3	3	N.M.
Net earnings	$1,215	$1,166	4%

Basic earnings per common share:
Continuing operations	$3.65	$3.41	7%
Discontinued operations	0.01	0.01	N.M.
Net basic earnings per common share	$3.66	$3.42	7%

Diluted earnings per common share:
Continuing operations	$3.61	$3.37	7%
Discontinued operations	0.01	0.01	N.M.
Net diluted earnings per common share	$3.62	$3.38	7%

Weighted-average number of common shares outstanding:
Basic	332	341
Diluted	335	345

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	June 30, 2015	June 30, 2014
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$4,616	$2,865
Trade receivables, net	6,523	5,380
Inventories, net	9,211	8,266
Prepaid expenses and other	1,402	1,428
Total current assets	21,752	17,939

Property and equipment, net	1,506	1,459
Goodwill and other intangibles, net	6,018	5,870
Other assets	866	765
Total assets	$30,142	$26,033

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,368	$12,149
Current portion of long-term obligations and other short-term borrowings	281	801
Other accrued liabilities	2,594	2,165
Total current liabilities	17,243	15,115

Long-term obligations, less current portion	5,211	3,171
Deferred income taxes and other liabilities	1,432	1,346
Total shareholders’ equity	6,256	6,401
Total liabilities and shareholders’ equity	$30,142	$26,033

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Fourth Quarter		Fiscal Year
(in millions)	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net earnings	$295	$234	$1,215	$1,166
Earnings from discontinued operations, net of tax	(2)	—	(3)	(3)
Earnings from continuing operations	293	234	1,212	1,163

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	115	115	451	459
Loss on extinguishment of debt	—	—	60	—
Gain on sale of other investments	—	—	(5)	(32)
Impairments and (gain)/loss on disposal of assets, net	—	4	(19)	15
Share-based compensation	30	24	110	96
Provision for deferred income taxes	219	26	219	26
Provision for bad debts	10	11	52	42
Change in fair value of contingent consideration obligation	8	—	8	—
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	(152)	(548)	(870)	925
Decrease/(increase) in inventories	71	(208)	(779)	142
Increase/(decrease) in accounts payable	291	1,196	1,948	(196)
Other accrued liabilities and operating items, net	(17)	(138)	153	(116)
Net cash provided by operating activities	868	716	2,540	2,524

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(184)	(351)	(503)	(519)
Additions to property and equipment	(161)	(111)	(300)	(249)
Purchase of available-for-sale securities and other investments	(208)	(102)	(342)	(129)
Proceeds from sale of available-for-sale securities and other investments	77	—	206	47
Proceeds from maturities of available-for-sale securities	13	—	37	—
Proceeds from divestitures and disposal of held for sale assets	—	—	53	—
Net cash used in investing activities	(463)	(564)	(849)	(850)

Cash flows from financing activities:
Payment of contingent consideration obligation	(4)	—	(7)	—
Net change in short-term borrowings	(3)	49	(12)	114
Reduction of long-term obligations	—	(1)	(1,221)	(2)
Proceeds from long-term obligations, net of issuance costs	1,490	—	2,672	—
Net proceeds from issuance of common shares	13	8	72	227
Tax proceeds/(disbursements) from share-based compensation	(4)	3	52	39
Dividends on common shares	(114)	(103)	(460)	(415)
Purchase of treasury shares	(350)	(284)	(1,036)	(673)
Net cash provided by/(used in) financing activities	1,028	(328)	60	(710)

Net increase/(decrease) in cash and equivalents	1,433	(176)	1,751	964
Cash and equivalents at beginning of period	3,183	3,041	2,865	1,901
Cash and equivalents at end of period	$4,616	$2,865	$4,616	$2,865

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Fourth Quarter		Fourth Quarter
(in millions)	2015	2014	2015	2014
Revenue
Amount	$27,547	$22,894
Growth rate	20%	(10)%

Operating earnings
Amount	$558	$387	$611	$461
Growth rate	44%	N.M.	33%	(2)%

Earnings from continuing operations
Amount	$293	$234	$333	$284
Growth rate	25%	N.M.	17%	4%

Return on equity	18.7%	14.5%	21.3%	17.6%

Effective tax rate from continuing operations	44.1%	34.4%	42.2%	34.2%

Debt to total capital	47%	38%
Net debt to total capital			12%	15%

			Non-GAAP
	Fiscal Year		Fiscal Year
(in millions)	2015	2014	2015	2014
Revenue
Amount	$102,531	$91,084
Growth rate[1]	13%	(10)%

Operating earnings
Amount	$2,161	$1,885	$2,472	$2,133
Growth rate	15%	89%	16%	4%

Earnings from continuing operations
Amount	$1,212	$1,163	$1,469	$1,324
Growth rate	4%	247%	11%	3%

Return on equity	19.4%	18.3%	23.4%	20.9%

Effective tax rate from continuing operations	38.4%	35.3%	37.2%	35.3%

[1]
Revenue from Walgreens was $3.3 billion for the fiscal year ended June 30, 2014. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 revenue growth rate would have been 17 percent.

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Fourth Quarter			Fourth Quarter
(in millions)	2015	2014	(in millions)	2015	2014
Pharmaceutical			Medical

Revenue			Revenue
Amount	$24,676	$20,092	Amount	$2,855	$2,794
Growth rate	23%	(12)%	Growth rate	2%	4%

Segment profit			Segment profit
Amount	$535	$377	Amount	$103	$96
Growth rate	42%	(5)%	Growth rate	7%	(8)%
Segment profit margin	2.17%	1.88%	Segment profit margin	3.59%	3.43%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended June 30, 2015 was $27,547 million, which included total segment revenue of $27,531 million and Corporate revenue of $16 million. Total consolidated revenue for the three months ended June 30, 2014 was $22,894 million, which included total segment revenue of $22,886 million and Corporate revenue of $8 million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended June 30, 2015 were $558 million, which included total segment profit of $638 million and Corporate costs of $(80) million. Total consolidated operating earnings for the three months ended June 30, 2014 were $387 million, which included total segment profit of $473 million and Corporate costs of $(86) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Fiscal Year			Fiscal Year
(in millions)	2015	2014	(in millions)	2015	2014
Pharmaceutical			Medical

Revenue			Revenue
Amount	$91,116	$80,110	Amount	$11,395	$10,962
Growth rate[1]	14%	(12)%	Growth rate	4%	9%

Segment profit			Segment profit
Amount	$2,094	$1,745	Amount	$433	$444
Growth rate	20%	1%	Growth rate	(3)%	19%
Segment profit margin	2.30%	2.18%	Segment profit margin	3.80%	4.05%

[1]
Revenue from Walgreens was $3.3 billion for the fiscal year ended June 30, 2014. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 Pharmaceutical segment revenue growth rate would have been 19 percent.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the fiscal year ended June 30, 2015 was $102,531 million, which included total segment revenue of $102,511 million and Corporate revenue of $20 million. Total consolidated revenue for the fiscal year ended June 30, 2014 was $91,084 million, which included total segment revenue of $91,072 million and Corporate revenue of $12 million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the fiscal year ended June 30, 2015 were $2,161 million, which included total segment profit of $2,527 million and Corporate costs of $(366) million. Total consolidated operating earnings for the fiscal year ended June 30, 2014 were $1,885 million, which included total segment profit of $2,189 million and Corporate costs of $(304) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fourth Quarter 2015
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$558	44%	$523	$230	$293	25%	$0.88	29%
Restructuring and employee severance	11		11	4	7		0.02
Amortization and other acquisition-related costs	91		91	31	60		0.18
Impairments and (gain)/loss on disposal of assets	—		—	—	—		—
Litigation (recoveries)/charges, net	(49)		(49)	(22)	(27)		(0.08)
Loss on extinguishment of debt	—		—	—	—		—
Non-GAAP	$611	33%	$577	$243	$333	17%	$1.00	20%

	Fourth Quarter 2014
GAAP	$387	N.M.	$357	$123	$234	N.M.	$0.68	N.M.
Restructuring and employee severance	6		6	2	4		0.01
Amortization and other acquisition-related costs	63		63	22	41		0.12
Impairments and loss on disposal of assets	4		4	1	3		0.01
Litigation (recoveries)/charges, net	1		1	—	1		—
Loss on extinguishment of debt	—		—	—	—		—
Non-GAAP	$461	(2)%	$432	$148	$284	4%	$0.83	5%

	Fiscal Year 2015
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$2,161	15%	$1,967	$755	$1,212	4%	$3.61	7%
Restructuring and employee severance	44		44	15	29		0.09
Amortization and other acquisition-related costs	281		281	100	181		0.54
Impairments and (gain)/loss on disposal of assets	(19)		(19)	(10)	(9)		(0.03)
Litigation (recoveries)/charges, net	5		5	(14)	19		0.06
Loss on extinguishment of debt	—		60	23	37		0.11
Non-GAAP	$2,472	16%	$2,339	$870	$1,469	11%	$4.38	14%

	Fiscal Year 2014
GAAP	$1,885	89%	$1,798	$635	$1,163	247%	$3.37	247%
Restructuring and employee severance	31		31	11	20		0.06
Amortization and other acquisition-related costs	223		223	79	144		0.42
Impairments and loss on disposal of assets	15		15	5	10		0.03
Litigation (recoveries)/charges, net	(21)		(21)	(8)	(13)		(0.04)
Loss on extinguishment of debt	—		—	—	—		—
Non-GAAP	$2,133	4%	$2,047	$722	$1,324	3%	$3.84	3%

The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fourth Quarter
(in millions)	2015		2014
GAAP return on equity	18.7%		14.5%

Non-GAAP return on equity
Net earnings	$295		$234
Restructuring and employee severance, net of tax, in continuing operations	7		4
Amortization and other acquisition-related costs, net of tax, in continuing operations	60		41
Impairments and (gain)/loss on disposal of assets, net of tax, in continuing operations	—		3
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(27)		1
Adjusted net earnings	$335		$283
Annualized	$1,340		$1,132

	Fourth	Third	Fourth	Third
	Quarter	Quarter	Quarter	Quarter
	2015	2015	2014	2014
Total shareholders' equity	$6,256	$6,369	$6,401	$6,532
Divided by average shareholders' equity	$6,312		$6,466
Non-GAAP return on equity	21.3%		17.6%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fiscal Year
(in millions)	2015					2014
GAAP return on equity	19.4%					18.3%

Non-GAAP return on equity
Net earnings	$1,215					$1,166
Restructuring and employee severance, net of tax, in continuing operations	29					20
Amortization and other acquisition-related costs, net of tax, in continuing operations	181					144
Impairments and (gain)/loss on disposal of assets, net of tax, in continuing operations	(9)					10
Litigation (recoveries)/charges, net, net of tax, in continuing operations	19					(13)
Loss on extinguishment of debt, net of tax, in continuing operations	37					—
Adjusted net earnings	$1,472					$1,327

	Fourth	Third	Second	First	Fourth	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2015	2015	2015	2015	2014	2014	2014	2014	2014	2013
Total shareholders' equity	$6,256	$6,369	$6,100	$6,256	$6,401	$6,401	$6,532	$6,589	$6,297	$5,975
Divided by average shareholders' equity	$6,276					$6,359
Non-GAAP return on equity	23.4%					20.9%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fourth Quarter		Fiscal Year
(in millions)	2015	2014	2015	2014
GAAP effective tax rate from continuing operations	44.1%	34.4%	38.4%	35.3%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$523	$357	$1,967	$1,798
Restructuring and employee severance	11	6	44	31
Amortization and other acquisition-related costs	91	63	281	223
Impairments and (gain)/loss on disposal of assets	—	4	(19)	15
Litigation (recoveries)/charges, net	(49)	1	5	(21)
Loss on extinguishment of debt	—	—	60	—
Adjusted earnings before income taxes and discontinued operations	$577	$432	$2,339	$2,047

Provision for income taxes	$230	$123	$755	$635
Restructuring and employee severance tax benefit	4	2	15	11
Amortization and other acquisition-related costs tax benefit	31	22	100	79
Impairments and (gain)/loss on disposal of assets tax benefit/(expense)	—	1	(10)	5
Litigation (recoveries)/charges, net tax expense	(22)	—	(14)	(8)
Loss on extinguishment of debt tax benefit	—	—	23	—
Adjusted provision for income taxes	$243	$148	$870	$722

Non-GAAP effective tax rate from continuing operations	42.2%	34.2%	37.2%	35.3%

	Fourth Quarter
	2015	2014
Debt to total capital	47%	38%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$281	$801
Long-term obligations, less current portion	5,211	3,171
Debt	$5,492	$3,972
Cash and equivalents	(4,616)	(2,865)
Net debt	$876	$1,107
Total shareholders' equity	6,256	6,401
Capital	$7,132	$7,508
Net debt to capital	12%	15%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, LIFO charges/(credits) and loss on extinguishment of debt, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
In fiscal 2015, the Company began excluding last-in, first-out ("LIFO") inventory charges/(credits)5 from its non-GAAP earnings, for consistency with the presentation by some of its peers. The Company did not record any LIFO charges or credits in fiscal 2015 or 2014, respectively. In the second quarter of fiscal 2015, the Company excluded the loss on extinguishment of debt6 related to the early redemption of debt that occurred in December 2014 from its non-GAAP earnings.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) amortization and other acquisition-related costs2, (3) impairments and (gain)/loss on disposal of assets3, (4) litigation (recoveries)/charges, net4, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt) divided by (earnings before income taxes and discontinued operations adjusted for the same six items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) LIFO charges/(credits).
Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt, each net of tax) divided by average shareholders’ equity.
Return on Equity: annualized current period net earnings divided by average shareholders’ equity.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.

[1]
Programs by which the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of amortization of acquisition-related intangibles assets, transaction costs, integration costs and changes in the fair value of contingent consideration obligations.

[3]
Asset impairments and (gains)/losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and (gain)/loss on disposal of assets within the consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.

[5]
The inventories of the Company's core pharmaceutical distribution facilities in the Pharmaceutical segment are valued at the lower of cost, using the LIFO method, or market. These charges or credits are included in cost of products sold, and represent changes in the Company's LIFO inventory reserve.

[6]	Charges related to the make-whole premium on the redemption of notes.